UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): January 21, 2022

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On January 21, 2022, Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) at its offices in Houston, Texas. Of the 99,973,541 shares of common stock outstanding and entitled to vote as of the record date, 70,839,972 shares, or approximately 70.86%, were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders approved all of the nominees and proposals, specifically (1) the election of each of John H. Hollowell, Patrick Carey Lowe and Adam C. Peakes as a Class I director to hold office until the Company’s annual meeting of stockholders in 2025 and until his respective successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal; (2) the compensation of the Company’s executive officers; and (3) the ratification of the appointment of Deloitte & Touché LLP as the Company’s independent auditors for fiscal year 2021.

The final results of the voting on the matters submitted to the stockholders were as follows:

		Votes Cast For		Votes Cast Against
		Number	% of Votes Cast	Number	% of Votes Cast	Abstain
1.	Election of Class I Directors
	John H. Hollowell	60,399,593	91.02%	5,961,151	8.98%	4,479,228
	Patrick Carey Lowe	60,403,711	91.02%	5,957,033	8.98%	4,479,228
	Adam C. Peakes	60,401,253	91.02%	5,957,728	8.98%	4,480,991
2.	Advisory Approval of Executive Compensation	60,692,756	91.76%	5,447,454	8.24%	4,699,762
3.	Ratification of Deloitte & Touché LLP as Independent Auditors for 2021	62,891,845	94.76%	3,479,504	5.24%	4,468,623

In addition, the terms of the following directors continued after the Meeting:

Neal P. Goldman

Raj Iyer

Ane Launy

Bernie Wolford, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2022	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland Senior Vice President, General Counsel and Secretary

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